UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 16, 2006
HOME PRODUCTS INTERNATIONAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-17237	36-4147027
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
4501 West 47th Street
Chicago, IL 60632

(Address of principal executive offices) (Zip Code)
(773) 890-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 16, 2006, the Board of Directors of Home Products International, Inc. (the “Company”) (i) appointed Joseph Gantz, currently the non-executive Chairman of the Company’s Board of Directors (“Board of Directors”), as Executive Chairman of the Board of Directors to serve until his successor is duly elected and qualified, his removal, or his resignation, whichever is earlier, and (ii) appointed Philip G. Tinkler to the Board of Directors (Class II) to fill the vacancy left by the resignation of William C. Pate, who resigned from the Board of Directors effective January 16, 2006. Mr. Tinkler joined the Audit Committee of the Board of Directors effective upon his appointment as a member of the Board of Directors. Mr. Pate’s resignation was not due to any disagreement with the Company.
     Mr. Gantz has been a General Partner of The Walnut Group, a group of affiliated venture capital funds, for more than five years. The Walnut Group is an affiliate of Walnut Investment Partners, L.P., a member of the Company’s major stockholder, Storage Acquisition Company, L.L.C. Mr. Gantz has also served as Managing Director of Gift Holdings Management, LLC, and Chairman of the Board of Directors of Blue Ridge International Products Company, each for more than 5 years. Mr. Gantz is 58 years old.
     Mr. Gantz was not appointed as the Executive Chairman of the Board pursuant to any arrangement or understanding between him and any other persons. There are no family relationships between Mr. Gantz and any of the Company’s other directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. Mr. Gantz has not, except as may have occurred in connection with his affiliation with Storage Acquisition Company, L.L.C., entered into any related party transactions with the Company since the beginning of the Company’s last fiscal year and is not a party to any currently proposed transactions with the Company. Mr. Gantz is not an employee of the Company, and as such, has no employment agreement with the Company.
     Philip G. Tinkler has served as the Chief Financial Officer of Equity Group Investments, L.L.C. (“EGI”), a private investment firm and has served in various other capacities for EGI and its predecessor since 1990. An affiliate of EGI is the managing member of the Company’s major stockholder, Storage Acquisition Company, L.L.C. Mr. Tinkler has been Vice President — Finance and Treasurer of First Capital Financial, L.L.C., a sponsor of public limited real estate partnerships, since April 2001. Mr. Tinkler also served as the Chief Financial Officer of Covanta Holding Corporation from January 2003 until October 2004. Mr. Tinkler is 40 years old.
     Mr. Tinkler was not selected pursuant to any arrangement or understanding between him and any other persons, however, pursuant to a Voting Agreement, dated October 28, 2004, by and among Mr. Gantz and certain other parties thereto, and a Board Composition Agreement, entered into as of October 28, 2004, by and among Mr. Gantz and certain other parties thereto, Mr. Gantz exercised his right and ability in connection with the appointment of Mr. Tinkler to designate Mr. Tinkler as one of six such designated members of the Board of Directors. There are no family relationships between Mr. Tinkler and any of the Company’s other directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. Mr. Tinkler has not, except as may have occurred in connection with his affiliation with Storage Acquisition Company, L.L.C., entered into any related party transactions with the Company since the beginning of the Company’s last fiscal year and is not a party to any currently proposed transactions with the Company.

Item 9.01	Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired – Not Applicable
     (b) Pro Forma Financial Information – Not Applicable
     (c) Exhibits – Not Applicable

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 19, 2006
HOME PRODUCTS INTERNATIONAL, INC.
(Registrant)

By:	/s/ Donald J. Hotz
Donald J. Hotz
Title:	Chief Financial Officer